As filed with the Securities and Exchange Commission on November 6, 2008

Registration Statement No. 333-82583

Registration Statement No. 333-66467

Registration Statement No. 333-59614

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-3

Registration Statement No. 333-82583

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-3

Registration Statement No. 333-66467

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-3

Registration Statement No. 333-59614

UNDER

THE SECURITIES ACT OF 1933

Countrywide Financial Corporation

Countrywide Home Loans, Inc.

(Exact name of registrant as specified in its charter)

Delaware New York	4500 Park Granada Calabasas, CA 91302	26-2209742 13-2631719
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

PAUL G. LANE

Senior Vice President and Assistant General Counsel

Countrywide Financial Corporation

4500 Park Granada

Calabasas, CA 91302

(818) 225-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

BOYD C. CAMPBELL, JR.

McGuireWoods LLP

201 North Tryon Street

Charlotte, North Carolina 28202

Approximate date of commencement of the proposed sale to the public:

Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment to the Registration Statements on Form S-3 shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed on Form S-3 (collectively, the “Registration Statements”):

•

File No. 333-82583, registering $3,000,000,000 aggregate principal amount of common stock, preferred stock, stock purchase contracts and debt securities of Countrywide Financial Corporation (“CFC”); debt securities of Countrywide Home Loans, Inc. (“CHL”); the related guarantees of CHL’s debt securities by CFC; and debt securities and guarantees to be sold in market making transactions. The Registrants estimate that approximately $2,761,300,000 aggregate original principal amount of securities was sold, and thus approximately $238,700,000 aggregate principal amount of securities remains unsold, under this Registration Statement.

•

File No. 333-66467, registering $3,000,000,000 aggregate principal amount of debt securities of CHL and the related guarantees of CHL’s debt securities by CFC; and debt securities and guarantees to be sold in market making transactions. The Registrants estimate that approximately $2,883,000,000 aggregate original principal amount of securities was sold, and thus approximately $117,000,000 aggregate principal amount of securities remains unsold, under this Registration Statement.

•

File No. 333-59614, registering $675,000,000 aggregate principal amount of Liquid Yield Option Notes Due 2031 (“LYONs”) of CFC and the related guarantees by CHL of the LYONs in connection with a secondary offering for resale by selling securityholders. The Registrants are unable to determine the amount of securities sold, and thus the amount remaining unsold, under this Registration Statement.

This Post-Effective Amendment to the Registration Statements is being filed solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Post-Effective Amendment to the Registration Statements.

Exhibit No.	Description of Exhibit
24(a)	Power of Attorney for CFC*

24(b)	Power of Attorney for CHL*

*	Previously filed.

SIGNATURES.

Pursuant to the requirements of the Securities Act of 1933, as amended, Countrywide Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 5th day of November, 2008.

COUNTRYWIDE FINANCIAL CORPORATION

By:	*
Jack W. Schakett
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Jack W. Schakett	President and Chief Executive Officer (Principal Executive Officer)	November 5, 2008

* Anne D. McCallion	Chief Financial Officer (Principal Financial Officer)	November 5, 2008

* Greg Hobby	Director	November 5, 2008

* Helen Eggers	Director	November 5, 2008

* Helga Houston	Director	November 5, 2008

* Laura K. Milleman	Senior Managing Director, Chief Accounting Officer, Countrywide Home Loans, Inc. (Principal Accounting Officer)	November 5, 2008

*By:	/s/ Paul G. Lane	November 5, 2008
Paul G. Lane
Attorney-in-Fact

SIGNATURES.

Pursuant to the requirements of the Securities Act of 1933, as amended, Countrywide Home Loans, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 5th day of November, 2008.

COUNTRYWIDE HOME LOANS, INC.

By:	*
Jack W. Schakett
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Jack W. Schakett	Director, President and Chief Executive Officer (Principal Executive Officer)	November 5, 2008

* Anne D. McCallion	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	November 5, 2008

* Laura K. Milleman	Senior Managing Director, Chief Accounting Officer (Principal Accounting Officer)	November 5, 2008

* Kevin W. Bartlett	Director, Executive Managing Director, Chief Investment Officer	November 5, 2008

*By:	/s/ Paul G. Lane	November 5, 2008
Paul G. Lane
Attorney-in-Fact